Exhibit 99.1

PRESS RELEASE

CONTACT:

Investors
Mike Smith
719-637-5773
michael.smith@vectrus.com

Media
George Rhynedance
719-637-4182
george.rhynedance@vectrus.com

Vectrus posts solid second quarter 2015 financial results

•	Core business[1] revenue increased 15%

•	Awarded positions on three indefinite-delivery/indefinite-quantity (IDIQ) contracts; new programs now underway

•	Free cash flow[2] improvements enabled $6 million voluntary debt payment

•	Raising the lower end of 2015 revenue and adjusted EPS[2] guidance

COLORADO SPRINGS, Colo., Aug. 5, 2015 — Vectrus, Inc. (NYSE:VEC) announced second quarter 2015 results which included revenue of $309.5 million, operating income of $10.8 million and diluted earnings per share of $0.56. As of June 26, 2015, year-to-date net cash used in operating activities was $0.2 million and free cash flow use was $0.9 million, which represents an incremental change of $26.8 million in the second quarter.
“Our strong second quarter results were highlighted by 15% growth in the core business when compared to second quarter 2014,” said Ken Hunzeker, chief executive officer and president of Vectrus. "Our new Turkey-Spain Base Maintenance and Army Corps of Engineers IT contracts are now contributing to revenue as we expected, and we are pleased with the opportunities our recent IDIQ wins represent.”

Exhibit 99.1

Recent Contract Awards

During the quarter, Vectrus secured prime positions on three multiple award, IDIQ contracts:

•
AFCAP IV (Air Force Contract Augmentation Program) - Vectrus was one of eight companies selected for a prime position on the approximately $5 billion multiple award IDIQ contract that has an estimated completion date of September 2021.

•
TACOM TS3 (U.S. Army Tank-automotive and Armaments Command Strategic Service Solutions Equipment Related Services contract) - Vectrus was one of 18 large service providers selected for a prime position on the $1.1 billion multiple award IDIQ contract that has an estimated completion date of May 2023.

•
SeaPort-e (Seaport Enhanced) - Vectrus was awarded a position on the Navy’s SeaPort-e acquisition program for services procurements. This award creates a distinct position for Vectrus as a services provider for the Navy.

Vectrus was awarded a $62 million bridge contract to extend existing services at Maxwell Air Force Base. The one-year bridge extends into May 2016 and has the potential for an additional two, three-month option periods.

Additionally, subsequent to the end of the second quarter, Vectrus received a $221 million extension to the U.S. Army base operations and security support services contract in Kuwait. The six-month extension extends into March 2016.

Core Business and New Contracts Continue to Progress

"Our long-term strategy is yielding visible results. Core business revenue was $263.6 million for the second quarter, and Afghanistan revenue in the second quarter was $45.9 million," said Hunzeker. "We expect contributions from new business will continue to drive growth in our core business and will offset expected declines in Afghanistan-related work in 2015.”

As previously reported, the Turkey-Spain Base Maintenance Contract reached full operating capability at the beginning of the second quarter. The Army Corps of Engineers Enterprise Information Management and Information Technology Support Services contract also contributed to second quarter results, and achieved full operating capability in late July.

Second Quarter 2015 Results

•	Revenue $309.5 million

•	Operating income $10.8 million

•	Operating margin 3.5 percent

•	Diluted earnings per share $0.56

Second quarter 2015 revenue of $309.5 million declined $3.4 million or 1.1 percent compared to the second quarter 2014. On an adjusted basis, second quarter 2015 revenue2 of $309.5 million increased $8.0 million or 2.7 percent compared to the second quarter 2014.

Exhibit 99.1

"In the second quarter, we were successful in achieving adjusted revenue growth after several periods of decline," said Matt Klein, chief financial officer at Vectrus. "We are pleased with our progress and expect to build from this solid foundation in the coming quarters."
Programs based in Afghanistan contributed $45.9 million of revenue in the second quarter 2015, down $27.2 million compared to the second quarter 2014.
Operating income was $10.8 million or 3.5 percent operating margin in the second quarter 2015, compared to $9.4 million or 3.0 percent in the second quarter 2014.
Second quarter 2015 diluted earnings per share were $0.56 compared to $0.59 in 2014 and adjusted diluted earnings per share2 were $0.56 compared to $0.81 in 2014.
Year-to-date, June 26, 2015, net cash used in operating activities was $0.2 million compared to net cash provided by operating activities of $2.6 million during the same period in 2014. Free cash flow use was $0.9 million year-to-date June 26, 2015, compared to $1.6 million provided during the same period in 2014.
"Our free cash flow improved $27 million compared to the first quarter," said Klein. "This enabled us to make a voluntary debt payment of $6 million in the quarter."

For the quarter ending June 26, 2015, book-to-bill3 ratio was 1.06x. The Company ended the quarter with total backlog of $2.5 billion. Funded backlog at June 26, 2015, was $0.7 billion.
2015 Guidance
The company is updating its 2015 revenue and adjusted diluted EPS guidance; however, the 2015 adjusted operating margin and free cash flow guidance remain unchanged:

(In millions, except Adjusted Operating Margin and per share amounts)	(Prior) 2015 Guidance			(Updated) 2015 Guidance
Revenue	$1,100	to	$1,200	$1,150	to	$1,200
Adjusted Operating Margin [4]	3.2%	to	3.6%	3.2%	to	3.6%
Free Cash Flow [5]	$15	to	$19	$15	to	$19
Adjusted EPS, diluted [6]	$1.76	to	$2.23	$1.85	to	$2.23
The Company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 8 a.m. ET on Thursday, Aug. 6, 2015. U.S.-based participants may dial in to the conference call at 888-572-7033, while international participants may dial 719-325-2361. Passcode for both is 9661551. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.

A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through Aug. 20 at

Exhibit 99.1

877-870-5176 (domestic) or 858-384-5517 (international) with passcode 9661551.

###
Footnotes:
1 Core Business is defined as Revenue (or adjusted Revenue) less Afghanistan programs. Q2 2015 revenue less Afghanistan program revenue is $263.6M and Q2 2014 adjusted revenue2 less Afghanistan program revenue $228.2 million; represents a 15% increase.
2 See “Key Performance Indicators and Non-GAAP Financial Measures.”
3 Adjusted book-to-bill is the amount of adjusted funded orders divided by adjusted revenue for the period.
4 See “Key Performance Indicators and Non-GAAP Financial Measures.” Full year 2015 adjusted operating margin guidance excludes the pretax impact of year-to-date separation costs to become a stand-alone public company in the amount of $177K.
5 Full-year 2015 free cash flow guidance is GAAP net cash (used in) and provided by operating activities less estimated capital expenditures of $2M.
6 See “Key Performance Indicators and Non-GAAP Financial Measures.” Full-year 2015 adjusted diluted EPS guidance reflects the impact, net of tax, of separation costs incurred to become a stand-alone public company in the amount of $113K or $.01 per share. The total number of estimated weighted average diluted common shares outstanding is 10.8M at Dec. 31, 2015.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides infrastructure asset management, information technology and network communication services, and logistics and supply chain management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes more than 5,000 employees spanning 85 locations in 15 countries. In 2014, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about the spin-off of Vectrus, Inc. (the "Company") from Exelis Inc. (The “Separation”), the terms and the effect of the separation and related matters, future strategic plans and other statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of guidance or future operating or financial performance. Whenever used, words such as "may", "will", "likely", "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", "target", "could," "potential," "continue," or similar terminology. These statements are based on the beliefs and assumptions of the management of the company based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The company undertakes no obligation to update our forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the spin-off, including whether the spin-off and related transactions will result in any tax liability, the operational and financial profile of the Company or any of its businesses after giving effect to the spin-off, and the ability of the Company to operate as an independent entity; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; protests of new awards; our ability to submit proposals for and/or win all potential opportunities in our pipeline; changes in technology, intellectual property matters, government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. Government's budget; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog and retain and renew our existing contracts; impairment of goodwill; misconduct of our employees, subcontractors, agents and business partners; our ability to control costs; our level of indebtedness; subcontractor performance; economic and capital markets conditions; ability to retain and recruit qualified personnel; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; and other factors described in Item Part I, Item 1A – “Risk Factors,” and elsewhere in our 2014 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission (SEC).

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 26,	June 28,	June 26,	June 28,
(In thousands, except per share data)	2015	2014	2015	2014
Revenue	$309,509	$312,902	$570,429	$616,853
Cost of revenue	282,563	283,952	518,945	551,886
Selling, general and administrative expenses	16,101	19,528	31,284	37,989
Operating income	10,845	9,422	20,200	26,978
Interest (expense) income, net	(1,437)	27	(3,033)	49
Income from continuing operations before income taxes	9,408	9,449	17,167	27,027
Income tax expense	3,388	3,317	6,182	9,660
Net income	$6,020	$6,132	$10,985	$17,367

Earnings per share ¹
Basic	$0.57	$0.59	$1.04	$1.66
Diluted	$0.56	$0.59	$1.02	$1.66
Weighted average common shares outstanding - basic	10,548	10,474	10,520	10,474
Weighted average common shares outstanding - diluted	10,804	10,474	10,789	10,474

¹ For periods ended September 27, 2014 and prior, basic and diluted earnings per share are computed using the number of shares of Vectrus common stock outstanding on September 27, 2014, the date on which the Vectrus common stock was distributed to the shareholders of Exelis Inc.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 26,	December 31,
(In thousands, except share information)	2015	2014
Assets	(unaudited)
Current assets
Cash	$40,003	$42,823
Receivables	212,654	202,732
Costs incurred in excess of billings	6,386	7,112
Other current assets	18,607	10,883
Total current assets	277,650	263,550
Property, plant, and equipment, net	7,516	8,920
Goodwill	216,930	216,930
Other non-current assets	6,190	6,575
Total non-current assets	230,636	232,425
Total Assets	$508,286	$495,975
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	102,369	114,487
Billings in excess of costs	15,127	5,806
Compensation and other employee benefits	46,217	36,580
Deferred tax liability	23,635	25,414
Short-term debt	19,125	11,375
Other accrued liabilities	43,979	37,073
Total current liabilities	250,452	230,735
Long-term debt, net	103,855	122,484
Deferred tax liability	73,612	75,337
Other non-current liabilities	12,973	13,544
Total non-current liabilities	190,440	211,365
Total liabilities	440,892	442,100
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 10,559,446 and 10,484,974 shares issued and outstanding	106	105
Additional paid in capital	56,322	52,967
Retained earnings	14,316	3,331
Accumulated other comprehensive loss	(3,350)	(2,528)
Total shareholders' equity	67,394	53,875
Total Liabilities and Shareholders' Equity	$508,286	$495,975

Exhibit 99.1

VECTRUS, INC. CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
(In thousands)	June 26, 2015	June 28, 2014
Operating activities
Net income	$10,985	$17,367
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	1,753	1,569
Loss on disposal of property, plant, and equipment	328	—
Stock-based compensation	3,852	—
Amortization of debt issuance costs	370	—
Changes in assets and liabilities:
Receivables	(9,922)	(13,563)
Other assets	(6,586)	3,021
Accounts payable	(12,062)	6,068
Billings in excess of costs	9,321	(4,377)
Deferred taxes	(3,504)	(1,087)
Compensation and other employee benefits	9,637	(4,008)
Other liabilities	(4,353)	(2,353)
Net cash (used in) and provided by operating activities	(181)	2,637
Investing activities
Purchases of capital assets	(734)	(1,004)
Net cash used in investing activities	(734)	(1,004)
Financing activities
Repayments of long-term debt	(11,250)	—
Proceeds from revolver	132,500	—
Repayments of revolver	(132,500)	—
Proceeds from exercise of stock options	107	—
Proceeds from insurance financing	14,857	—
Repayments of insurance financing	(4,018)	—
Payments of employee withholding taxes on share-based compensation	(752)	—
Transfer to Former Parent, net	—	(2,105)
Net cash used in financing activities	(1,056)	(2,105)
Exchange rate effect on cash	(849)	(657)
Net change in cash	(2,820)	(1,129)
Cash-beginning of year	42,823	10,446
Cash-end of period	$40,003	$9,317
Supplemental Disclosure of Cash Flow Information:
Interest paid	$2,393	$16
Income taxes paid	$6,234	$—
Non-cash investing activities:
Purchase of capital assets on account	$35	$167

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures Vectrus uses to manage its business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.
Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, net income, diluted earnings per share, or net cash provided by operating activities as determined in accordance with GAAP. Reconciliations of adjusted revenue, adjusted operating income, adjusted net income, adjusted diluted earnings per share, and free cash flow are provided below.
“Adjusted revenue” is defined as revenue adjusted to exclude the TARS program revenue which has been retained by Exelis.
“Adjusted operating income” is defined as net income, adjusted to exclude income taxes, interest income (expense), TARS program operating income, and separation costs incurred to become a public company.
“Adjusted operating margin” is defined as net income, adjusted to exclude income taxes, interest income (expense), TARS program operating income, and separation costs incurred to become a public company, divided by adjusted revenue.
"Adjusted net income" is defined as net income, adjusted to exclude TARS program operating income and separation costs incurred to become a public company, net of taxes.
"Adjusted diluted earnings per share" is defined as net income, adjusted to exclude TARS program operating income and separation costs incurred to become a public company, net of taxes divided by the weighted average diluted common shares outstanding.
“Free cash flow” is defined as GAAP net cash (used in) and provided by operating activities less capital expenditures.
"Adjusted funded orders" is defined as funded orders adjusted to exclude the TARS program.
"Core business revenue" is defined as revenue (or adjusted revenue) less Afghanistan programs revenue.

(In thousands)	Three Months Ended		Six Months Ended
Adjusted Revenue (Non-GAAP Measure)	June 26, 2015	June 28, 2014	June 26, 2015	June 28, 2014
Revenue	$309,509	$312,902	$570,429	$616,853
TARS revenue ¹	—	(11,438)	—	(18,737)
Adjusted revenue	$309,509	$301,464	$570,429	$598,116

¹ TARS program historical revenue, which has been retained by Exelis

Exhibit 99.1

(In thousands)	Three Months Ended		Six Months Ended
Adjusted Operating Income (Non-GAAP Measure)	June 26, 2015	June 28, 2014	June 26, 2015	June 28, 2014
Net income	$6,020	$6,132	$10,985	$17,367
Income taxes	3,388	3,317	6,182	9,660
Interest (expense) income, net	(1,437)	27	(3,033)	49
Operating income	10,845	9,422	20,200	26,978
Operating margin	3.5%	3.0%	3.5%	4.4%
TARS operating income (loss) ¹ (pretax)	—	291	—	(610)
Separation costs ² (pretax)	31	3,412	177	5,522
Adjusted operating income	$10,876	$13,125	$20,377	$31,890
Adjusted operating margin	3.5%	4.4%	3.6%	5.3%

¹ TARS program historical operating income (loss), which has been retained by Exelis.
² Costs incurred to become a stand-alone public company

(In thousands, except for per share data)	Three Months Ended		Six Months Ended
Adjusted Diluted Earnings Per Share	June 26, 2015	June 28, 2014	June 26, 2015	June 28, 2014
Net income	$6,020	$6,132	$10,985	$17,367
TARS operating income (loss) ¹ (pretax)	—	291	—	(610)
Separation costs ² (pretax)	31	3,412	177	5,522
Tax impact of adjustments	(11)	(1,300)	(64)	(1,754)
Adjusted net income	$6,040	$8,535	$11,098	$20,525
GAAP EPS - diluted	$0.56	$0.59	$1.02	$1.66
Adjusted EPS - diluted	$0.56	$0.81	$1.03	$1.96

Weighted average common shares outstanding - diluted	10,804	10,474	10,789	10,474

¹ TARS program historical operating income (loss), which has been retained by Exelis.
² Costs incurred to become a stand-alone public company

(In thousands)	Six Months Ended
Free Cash Flow (Non-GAAP Measure)	June 26, 2015	June 28, 2014
Net cash (used in) and provided by operating activities	$(181)	$2,637
Subtract:
Capital expenditures	(734)	(1,004)
Free cash flow	$(915)	$1,633

Exhibit 99.1

(In millions)	Three Months Ended		Six Months Ended
Adjusted Funded Orders (Non-GAAP Measure)	June 26, 2015	June 28, 2014	June 26, 2015	June 28, 2014
Orders	$332.4	$337.0	$476.0	$477.3
TARS Orders ¹	$0.0	$11.0	$0.0	$(12.4)
Adjusted Orders	$332.4	$348.0	$476.0	$465.0

¹ TARS program historical orders, which has been retained by Exelis

(In millions)	Three Months Ended
Adjusted Revenue and Core Business Revenue (Non-GAAP Measure)	June 26, 2015	June 28, 2014	$ Change	% Change
Revenue	$309.5	$312.9
TARS revenue ¹	—	(11.4)
Adjusted revenue	$309.5	$301.5
Less Afghanistan Program Revenue	$(45.9)	$(73.1)
Core business revenue	$263.6	$228.4	$35.2	15%

¹ TARS program historical revenue, which has been retained by Exelis

Exhibit 99.1

SUPPLEMENTAL INFORMATION

	Three Months Ended				Six Months Ended
(In thousands)	June 26, 2015		June 28, 2014		June 26, 2015		June 28, 2014
Military branch	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Army	282,414	91%	271,446	87%	518,676	91%	531,110	86%
Navy	6,055	2%	4,732	2%	12,514	2%	11,103	2%
Air Force	20,331	7%	23,782	8%	38,222	7%	42,563	7%
Marines	709	—%	—	—%	1,017	—%	—	—%
Other U.S Government¹	—	—%	12,942	4%	—	—%	32,076	5%
Total Revenue	309,509		312,902		570,429		616,853

¹ TARS program, which was retained by Exelis

	Three Months Ended				Six Months Ended
(in thousands)	June 26, 2015		June 28, 2014		June 26, 2015		June 28, 2014
Contract type	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	118,071	38%	83,767	27%	203,744	36%	157,862	26%
Cost-Plus and Cost Reimbursable ¹	191,438	62%	229,135	73%	366,685	64%	458,991	74%
Total Revenue	309,509		312,902		570,429		616,853

¹ Includes time and material contracts

	Three Months Ended				Six Months Ended
(In thousands)	June 26, 2015		June 28, 2014		June 26, 2015		June 28, 2014
Contract Relationship	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Prime Contractor	281,278	91%	266,505	85%	512,884	90%	524,381	85%
Sub Contractor	28,231	9%	46,397	15%	57,545	10%	92,472	15%
Total Revenue	309,509		312,902		570,429		616,853
Source: Vectrus, Inc.